Exhibit 5.1.1

April 21, 2016

CarPilot, Inc.

630 Kennesaw Due West Road

Kennesaw, GA 30152

Re:                             Jack Cooper Holdings Corp. - Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to CarPilot, Inc. (the “Covered Transaction Party”), a newly formed Delaware corporation and an indirect subsidiary of Jack Cooper Holdings Corp. (the “Company”), in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by the Company and the Guarantors (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the exchange of the Company’s 9.25% Senior Secured Notes due 2020, which have been registered under the Securities Act (the “Exchange Notes”), for a like principal amount of its issued and outstanding 9.25% Senior Secured Notes due 2020, which have not been registered under the Securities Act (the “Original Notes”), upon the terms and subject to the conditions set forth in the Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Exchange Notes and the guarantees thereof will be and the Original Notes and the guarantees thereof are governed by the indenture dated as of June 18, 2013 (as amended and supplemented to date, the “Indenture”), among the Company, the Guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.  The Exchange Offer constitutes an offer to exchange up to $375,000,000 aggregate principal amount of the Exchange Notes for an equal aggregate principal amount of the Original Notes.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)                                     the Registration Statement;

(ii)                                  the Indenture;

(iii)                               the Exchange Notes;

(iv)                              the guarantees with respect to the Exchange Notes issued by each of the Guarantors;

(v)                                 the guarantee with respect to the Exchange Notes to be issued by the Covered Transaction Party (the “Covered Transaction Party Guarantee”);

(vi)                              the certificate of incorporation of the Covered Transaction Party, as filed with the Secretary of State of the State of Delaware on April 8, 2016, and the bylaws of the Covered Transaction Party as presently in effect as certified by the Secretary of the Covered Transaction Party as of the date hereof;

(vii)                           a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Covered Transaction Party under the laws of such State, as of April 21, 2016; and

(viii)                        resolutions adopted by the board of directors of the Covered Transaction Party, certified by the Secretary of the Covered Transaction Party, relating to the execution and delivery of, and the performance by the Covered Transaction Party of its obligations under, the Transaction Documents (as defined herein).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Exchange Notes, the Covered Transaction Party Guarantee and the Indenture are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents.”

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Covered Transaction Party); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate and limited liability company records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal authority of all individuals executing documents; (vi) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Covered Transaction Party), enforceable against such parties (other than the Covered Transaction Party) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company, Guarantors and the Covered Transaction Party and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Covered Transaction Party.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1.                                      When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Covered Transaction Party Guarantee on the Exchange Notes has been duly endorsed, the Covered Transaction Party Guarantee will constitute a valid and binding obligation of the Covered Transaction Party enforceable against the Covered Transaction Party in accordance with its terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (i) the internal laws of the State of New York and the Delaware General Corporation Law, and (ii) the federal laws of the United States.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to being named as counsel to the Covered Transaction Party in the Registration Statement, to the references therein to our Firm under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP